                                                                    EXHIBIT 99.4

                              [FORM OF PROXY CARD]



                          SECURITY CAPITAL U.S. REALTY

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY
             GENERAL MEETING OF SHAREHOLDERS --  January 16, 2001

The undersigned hereby appoints Laura Hamilton and Constance B. Moore, and each of them, with full power of substitution and resubstitution, for and in the name of the undersigned to vote all shares, par value $4.00 per share, of Security Capital U.S. Realty that the undersigned would be entitled to vote if personally present at the Extraordinary General Meeting of Shareholders, to be held at 12 rue Jean Engling, 1466 Luxembourg on January 16, 2001 at 3:00 p.m., local time, and any adjournment thereof, upon the transactions and matters described in the Notice of Extraordinary General Meeting and Joint Proxy Statement/Prospectus dated December , 2000, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. Said proxies are directed to vote on the transactions and matters described in the Notice of Extraordinary General Meeting and Joint Proxy Statement/Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the Extraordinary General Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE TRANSACTIONS AND MATTERS DESCRIBED IN THE NOTICE OF EXTRAORDINARY GENERAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                                                Please mark
                                                                your votes
                                                                as indicated [x]
                                                                in this
                                                                example

The Board of Directors recommends a vote FOR Proposal 1.

1.   To approve the Transaction Agreement, dated as of               2.  In their discretion on such matters as may properly come
 September 26, 2000, among, U.S. Realty, Security Capital Group          before the meeting or any adjournment thereof.
 Incorporated and a wholly-owned subsidiary of
 Security Capital and the transactions and matters                   NOTE: Please date and sign this proxy exactly as your name
 contemplated thereby as described in the                            appears hereon. In the case of joint owners, each joint
 Notice of Extraordinary General Meeting and Joint Proxy             owner should sign. When signing in a fiduciary or
 Statement/Prospectus of Security Capital U.S. Realty and            representative capacity, please give your full title. If
 Security Capital Group Incorporated dated December  , 2000.*        this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

                 FOR  AGAINST  ABSTAIN
                 [_]    [_]      [_]

                  See Election Form
                    Below if You
                   Vote AGAINST


                                                                     Dated:                                                , 200_
                                                                           ------------------------------------------------

                                                                     ------------------------------------------------------------
                                                                                                   Signature

                                                                     ------------------------------------------------------------
                                                                                                   Signature
*This proxy may not be revoked following approval and
consummation of the sale of shares of Security Capital
Holdings S.A. pursuant to the Transaction Agreement.




            Election Form For Shareholders Voting AGAINST Approval:
            ------------------------------------------------------

  Important Information:  If you wish to receive cash instead of shares of Class
  ---------------------
  B common stock of Security Capital Group Incorporated ("Security Capital") upon the liquidation of Security Capital U.S. Realty ("U.S. Realty"), you must return this proxy card clearly marked to indicate that (1) you vote
  AGAINST the transaction and (2) if the transaction is approved, you wish to receive cash instead of shares of Security Capital Class B common stock. Alternatively, if you wish to attend the extraordinary general meeting and are a record holder, you may make a valid cash election at the meeting by voting "against" the transaction at the meeting and checking the appropriate cash election box on your ballot. In order to assure any necessary tax withholding and to verify the total amount of cash consideration, if you validly elect to receive cash by either of the above methods you must also complete and return the Letter of Transmittal before or at the Extraordinary General Meeting and (if you hold physical certificates) attach your U.S. Realty share certificate(s) to the Letter of Transmittal. If you do not follow these
                                               --------------------------
  procedures for voting your shares and delivering the other required documents,
  ------------------------------------------------------------------------------
  you will be deemed to have consented to receive Security Capital Class B
  ------------------------------------------------------------------------
  common stock in the transaction.
  -----------------------------------------------

  Shareholders who vote FOR the transaction or abstain from voting, shareholders who vote AGAINST the transaction but do not check the box to elect cash, and shareholders who do not timely return the required documents, will be deemed to have consented to receive Security Capital Class B common stock in the transaction.

  Shareholders validly electing to receive cash will receive, should the transaction proceed, for each U.S. Realty share, an amount of cash in U.S. dollars equal to 1.15 multiplied by the average of the daily high and low per share sales prices of the Security Capital Class B common stock on the New York Stock Exchange during the fifteen trading days ending on January 5, 2001 (the sixth trading day before the U.S. Realty extraordinary general meeting), net of any required withholding taxes.

  If shareholders who vote AGAINST the transaction elect to receive cash payments in an amount exceeding $200 million in the aggregate, Security Capital will have the right to terminate the transaction agreement. In that event, the transaction would not proceed, and U.S. Realty shareholders would continue to own U.S. Realty shares. See the Notice of Extraordinary General Meeting and Joint Proxy Statement/Prospectus of U.S. Realty and Security Capital dated December__, 2000 for a complete description of the transaction and related matters.

  The Articles of Incorporation of U.S. Realty and the notice legale required by Luxembourg law have been filed with the Chief Registrar of the Luxembourg District Court.

    [_] The above-named shareholder of Security Capital elects to receive cash in the Transaction.


   Please mark
   as indicated in   [x]
   this example